UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2007

LBI MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-110122	05-0584918
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.	Results of Operation and Financial Condition

LBI Media Holdings, Inc. issued a press release on August 14, 2007. The press release announced its consolidated financial results for the three and six months ended June 30, 2007. The press release is filed as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

In the press release, LBI Media Holdings used the terms “Adjusted EBITDA” and “Adjusted EBITDA margin”, which are measures not determined in accordance with U.S. generally accepted accounting principles or GAAP. Management of LBI Media Holdings considers these measures as important indicators of its liquidity relating to its operations, as they eliminate the effect of noncash items. Management believes liquidity is an important measure for LBI Media Holdings because it reflects its ability to meet its interest payments under its substantial indebtedness and is a measure of the amount of cash available to grow LBI Media Holdings through its acquisition strategy. These measures should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with GAAP, such as cash flows from operating activities, operating income, and net income.

LBI Media Holdings believes Adjusted EBITDA and Adjusted EBITDA margin are useful to an investor in evaluating its liquidity and cash flow because:

•

they are widely used in the broadcasting industry to measure a company’s liquidity and cash flow without regard to items such as impairment of broadcast licenses and depreciation and amortization. The broadcast industry uses liquidity to determine whether a company will be able to cover its capital expenditures and whether a company will be able to acquire additional assets and broadcast licenses if such company intends to implement its acquisition strategy. LBI Media Holdings believes that, by eliminating the effects of noncash items, Adjusted EBITDA and Adjusted EBITDA margin provide a meaningful measure of liquidity;

•

they give investors other measures to evaluate and compare the results of LBI Media Holdings’ operations from period to period by removing the impact of noncash expense items, such as impairment of broadcast licenses and depreciation and amortization. By removing the noncash items, they allow investors to better determine whether LBI Media Holdings will be able to meet its debt obligations as they become due; and

•	they provide a liquidity measure before the impact of a company’s capital structure by removing net interest expense items and interest rate swap expenses.

LBI Media Holdings’ management uses Adjusted EBITDA and Adjusted EBITDA Margin:

•	as a measure to assist LBI Media Holdings in planning its acquisition strategy;

•	in presentations to LBI Media Holdings’ board of directors to enable them to have the same consistent measurement basis of liquidity and cash flow used by management;

•	as a measure for determining LBI Media Holdings’ operating budget and its ability to fund working capital; and

•	as a measure for planning and forecasting capital expenditures.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of LBI Media Holdings, Inc. dated August 14, 2007 (financial results for the three and six months ended June 30, 2007)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on August 14, 2007.

LBI MEDIA HOLDINGS, INC.

By:	/s/ Lenard D. Liberman
Lenard D. Liberman
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of LBI Media Holdings, Inc. dated August 14, 2007 (financial results for the three and six months ended June 30, 2007)